ARTICLES OF INCORPORATION
                         OF

                SPECIAL ACQUISITIONS, INC.


FIRST. The name of the corporation is:

                SPECIAL ACQUISITIONS, INC.
                  SECOND. That the name of the agent for service of process is Marilyn K. Radloff and that the office of agent for service or process is located at 115 Taums Circle, Town of Reno, County of washee,

          Zip Code 89511, State of Nevada, and that the corporation may maintain an office, or offices within or without the State of Nevada as may from time to time be designated by the Board of Directors, or by the by-laws of said corporaflon. and that this corporation may conduct all corporation business of every kind and nature,

          including the holding of all meetings of directors and stockholders outside the State of Nevada as well as within the State of Nevada-

                  THIRD. The objects for which this corporation is formed are to engage in any lawful activity.

                  FOURTH. That the total number of voting common stock authorized that may be used by the corporation is TEN MILLION (10,000,000) shares of stock with a par value of $001 per share and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of flirectors.

                  FIFTH: The governing board of this corporation shall be know as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws or this corporation, providing that the number or directors shall not be reduced to less than three

          (3), except in cases where all the shares of the Corporation are unissued or owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.


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                 The names and post office address of the first Board of
Directors, which shall be two (2) in

        number, is as fcllows:

                 Scoff Bengfort
                 11403 Coite Playa Laguna
                 San Diego, CA 92124-1540
                                             J. Michael Spinali
                                             15574 Riparian Road
                                             Poway, CA 92064
                 SIXTH. The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the corporationH

                 SEVENTH: The name and post office address of the incorporator signing the Articles of

         Incorporation is as follows:

                 Scoff IBengfon
                 11403 Corte Playa Laguna
                 San Diego, CA 92124-1540


                 EIGHTH: The corporation is to have perpetual existence

                 NINTH: In furtherance but not in limitation of the powers conferred by statute, the Board is expressly authorized;

                 subject to the by-Laws, if any, adopted by the stockholders, to make, alter or amend the by-Laws of the corporation;

                 to flx the amount to be reserved as working capital over and above its capital stock paid in: to authorize and cause to be executed, mortgages and liens upon the real and personal property of the

        Corporation; and

                 by Resolution passed by a majority of the whole Board, to designate one (1) or more committees,

        each committee to consist of one or more of the directors or the corporation, which to the extent provided in the Resolution, or in the by-laws of the corporation, shall have and may exercise the powers of the Board of

        Directors in the management of the business and afairs of the corporat'onE Such committee, or commiflees,

        shall have such name, or names as may be s+ated in the by-Paws of the corporation, or as may be determined from time to time by Resolution adopted by the Board of flirectorsE when and as authorized by the affirmative vote of the stockholders holding stock and entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the wriffen consent of the holders of at least a majority of the voting stock of Directors
                                       2


         issued and outstanding, the Board or Directors shall have power and authority at any meeting, to self, lease or exchange all of the property and assets of the corporation, including its good will and its corporate fmnchises, upon such terms and conditions as its Board of Directors deems expedient and in the best interest of the corporation.

                 TENTH: No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

                 ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of lncorpomtion, in a manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders here are granted subject to this reservation -


I
                 I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these

         Articles of Incorporation, hereby declaring and certifying that the 5 herein stated are true, and accordingly have hereunto set my hand this


STATE OF CALIFONIA )
COUNTY OF SAN DIEGO}

                 On this 26th day of March, 1999, before me, the undersigned, a Notary Public in and for the County of San Diego, State of California personally appeared Scott Bengfort who proved to me upon satisfactory evidence, to be the person whose name is suhscribed to the foregoing instrument and acknowledged to me that he/she executed the same

Anita Hansen
Notary Public


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